UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2011
Date of Report (Date of earliest event reported)

CALECO PHARMA CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

59 East Mall Road
Building 4, Suite 201
Long Valley, NJ	07853
(Address of principal executive offices)	(Zip Code)

(908) 752-4240
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Investor Relations Consulting Agreement

On May 10, 2011, Caleco Pharma Corp. (the “Company”) entered into an investor relations consulting agreement (the “Agreement”) with Institutional Analysts Inc. (“IA”) whereby IA will provide investor relations consulting services to the Company. IA will provide services including, but not limited to, ongoing research and reports, newsletter distribution, introductions to brokers and counseling on the style and content of investor relations materials. The Agreement is for a one year term ending May 9, 2012. As compensation for IA’s services, the Company has agreed to:

(a)	pay $10,000 to IA as follows:

(i)	$2,500 on execution of the Agreement;

(ii)	$2,500 on or before September 10, 2011;

(iii)	$2,500 on or before February 10, 2012; and

(iv)	$2,500 on or before May 10, 2012; and

(b)	issue 2,000,000 shares of the Company’s common stock to IA on execution of the Agreement.

The issuance of shares was completed pursuant to the provisions of Rule 506 of Regulation D of the Securities Act of 1933, as amended. IA represented that was an accredited investor as defined under Regulation D.

The above summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Investor Relations Consulting Agreement between the Company and Institutional Analyst, Inc. dated May 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALECO PHARMA CORP.

Date: May 16, 2011

	By:	/s/ John Boschert
JOHN BOSCHERT
Chief Executive Officer, President,
Secretary & Treasurer